Exhibit 23.1
CONSENT OF INDEPENDENT

REGISTERED

PUBLIC ACCOUNTING

FIRM
We consent to the incorporation by reference

in the following Registration Statements:
•

ConocoPhillips

Form S-3

File No. 333-240978
•

ConocoPhillips

Form S-4

File No. 333-130967
•

ConocoPhillips

Form S-4

File No. 333-250183
•

ConocoPhillips

Form S-8

File No. 333-130967
•

ConocoPhillips

Form S-8

File No. 333-98681
•

ConocoPhillips

Form S-8

File No. 333-116216
•

ConocoPhillips

Form S-8

File No. 333-133101
•

ConocoPhillips

Form S-8

File No. 333-159318
•

ConocoPhillips

Form S-8

File No. 333-171047
•

ConocoPhillips

Form S-8

File No. 333-174479
•

ConocoPhillips

Form S-8

File No. 333-196349
•

ConocoPhillips

Form S-8

File No. 333-250183
of our reports dated February 17, 2022, with respect to the consolidated financial statements of
ConocoPhillips, and the effectiveness of internal control over financial reporting of ConocoPhillips, included in this Annual Report (Form 10-K) of ConocoPhillips for the year ended December 31, 2021.
/s/ Ernst & Young LLP
Houston, Texas
February 17, 2022